Exhibit 10.12
ENVIRONMENTAL INDEMNITY AGREEMENT
     THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Indemnity”) is entered into effective as of November 12, 2009 (the “Effective Date”), by and among, TNP SRT MORENO MARKETPLACE, LLC, a Delaware limited liability company (“Borrower”), TNP STRATEGIC RETAIL TRUST, INC., a Maryland corporation (“TNP”), MORENO RETAIL PARTNERS, LLC, a California limited liability company (“MRP”), JOHN SKEFFINGTON, an individual (“JS”), WILLIAM SKEFFINGTON, an individual (“WS”, together with JS, TNP and MRP collectively, “Co-Indemnitors”; Co-Indemnitors and Borrower are sometimes hereinafter collectively and individually referred to as “Indemnitor”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, its successors and assigns (hereinafter “Lender.”).
Recitals
     The following recitals are a material part of this instrument:
     A. Borrower intends to borrow from Lender the principal sum of $9,250,000.00 (the “Loan”) for the financing of certain property located in Riverside County, California, which is commonly known as Moreno Marketplace, legally described on Exhibit “A” attached hereto and by this reference made a part hereof (the real estate, together with all improvements thereon and personal property associated therewith, is hereinafter collectively called the “Property”).
     B. As security for the Loan, Borrower shall execute and deliver to Lender a first deed of trust to secure debt (which is herein called the “Security Instrument”) encumbering the Property. The Security Instrument, the promissory note of even date herewith in the principal amount of $9,250,000.00 (together with all extensions, renewals, modifications, consolidations, substitutions, replacements, restatements and increases thereof, the “Note”), and all other documents and instruments existing now or after the date hereof that evidence, secure or otherwise relate to the Loan, including this Indemnity, other assignments, security agreements, financing statements, guaranties, indemnity agreements (including environmental indemnity agreements), letters of credit, or escrow/holdback or similar agreements or arrangements, together with all amendments, modifications, substitutions or replacements thereof, are sometimes herein collectively referred to as the “Loan Documents” or individually as a “Loan Document.” The Loan Documents are hereby incorporated by this reference as if fully set forth in this Indemnity.
     C. The Loan Documents secure the obligations of Borrower to repay the Debt, as such term is hereinafter defined.
     D. As a condition to making the Loan, Lender is requiring one or more financially substantial persons or entities to be liable under this Indemnity. Lender has therefore required that each Indemnitor execute and deliver this Indemnity, and each Indemnitor has agreed to do so on the terms and conditions set forth herein.

Agreement
     NOW THEREFORE, IN CONSIDERATION of the foregoing and of Lender making the Loan, and other valuable consideration, the receipt of which is hereby acknowledged, Indemnitor hereby agrees as follows:
     1. Definitions. As used in this Indemnity, the following terms shall have the following meanings:
          “Debt” shall have the meaning provided in the Security Instrument.
          “Disclosure Schedule” shall mean Exhibit “B” attached hereto and incorporated herein by this reference containing the exceptions to the representations and warranties set forth in this Indemnity.
          “Environmental Law” shall mean any present or future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment. “Environmental Law” includes the following statutes, as amended, any successor statutes thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.A. § 9601, et seq. (“CERCLA”); the Resource Conservation and Recovery Act of 1976 (including Subtitle I relating to underground storage tanks), 42 U.S.C.A. § 6901, et seq. (“RCRA”); the Hazardous Materials Transportation Act, 49 U.S.C.A. § 1801, et seq. (the “Hazardous Materials Transportation Act”); the Clean Water Act, 33 U.S.C.A. § 1251, et seq. (the “Clean Water Act”); the Clean Air Act, 42 U.S.C.A. § 7401, et seq.; the Emergency Planning and Community Right-to-Know Act; the Solid Waste Disposal Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. “Environmental Law” also includes any present or future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property.
          “Environmental Liens” shall mean all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person or entity.

          “Environmental Report” shall mean any written Phase I, Phase II or other reports resulting from any environmental assessments of the Property.
          “Hazardous Substance” shall mean, but shall not be limited to, any and all substances (whether solid, liquid or gas) (i) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances (including substances listed by the Environmental Protection Agency or any successor agency as hazardous substances under 40 CFR Part 302.4 and amendments thereto), hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws, or (ii) that may have a negative impact on human health or the environment, including hydrocarbons, petroleum and petroleum products, petroleum distillate or petroleum byproducts, asbestos and asbestos-containing materials, polychlorinated biphenyls or which contain the same (including transformers or other equipment containing dielectric fluid), lead, radon, radioactive materials, flammables, explosives, mold, fungus, spores present in the air and in and on the physical components of the Property, formaldehyde (including urea formaldehyde foam insulation), and medical and infectious waste, including substances designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, or listed pursuant to Section 307 of the Clean Water Act.
          “Hazardous Substance Activity” means any actual, proposed or threatened storage, holding, existence, release, emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation of any Hazardous Substance from, under, into or on the Property or any surrounding property.
          “Indemnified Parties” means Lender and any person or entity who is or will have been involved in the origination of the Loan, any person or entity who is or will have been involved in the servicing of the Loan, any person or entity in whose name the encumbrance created by the Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan (including investors in any securitization involving the Loan, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, members, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).
          “Institutional Control” shall mean any legal or physical restrictions or limitations on the use of, or access to, the Property to eliminate or minimize potential exposures to any Hazardous Substance, to prevent activities that could interfere with the effectiveness of any Remediation, or to ensure maintenance of a level of risk to human health or the environment, including physical modifications to the Property such as slurry walls, capping, hydraulic controls for ground water, or point of use water treatment, restrictive covenants, environmental protection easements, or property use limitations.
          “Losses” means any and all losses, liabilities, damages, demands, claims, actions, judgments, causes of action, assessments, penalties, fines, punitive damages, fees, costs and expenses of any kind or nature (including remediation and clean-up costs), and the fees and disbursements of engineers, environmental consultants, legal counsel, accountants, and environmental specialists) and all foreseeable and unforeseeable consequential damages.
          “O&M Plan” shall mean any Operations and Maintenance Plan relating to the Property that now or hereafter may be required by Lender.
          “Permitted Substances” shall mean substances that would otherwise be Hazardous Substances, but are commonly used in the operation and maintenance of properties of similar kind and nature to the Property in compliance with all Environmental Laws and prudent business management practices and in a manner that does not result in any contamination of the Property.
          “Release” of any Hazardous Substance includes any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.
          “Remediation” includes any response, remedial removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any enrollment or participation of the Property within any state’s voluntary cleanup or similar program, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to in this Indemnity.
     2. Representations and Warranties. Except as disclosed in the Environmental Report or the Disclosure Schedule and except for Permitted Substances, Borrower represents and warrants to Lender that, to the best of Borrower’s knowledge after due inquiry and investigation:
     (a) there are no Hazardous Substances or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws and with permits issued pursuant thereto, if any, and (ii) fully disclosed to Lender in writing pursuant to the Environmental Report;
     (b) there are no past or present Releases of Hazardous Substances in violation of any Environmental Law or for which any governmental authority would require Remediation in, on, under or from the Property except as described in the Environmental Report;

     (c) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report;
     (d) Borrower does not know of, and has not received, any written or oral notice or other communication from any person or entity (including a governmental entity) relating to Hazardous Substances or Remediation thereof, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual administrative or judicial proceedings in connection with any of the foregoing;
     (e) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Borrower and that is contained in Borrower’s files and records, including any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property; and
     (f) There are no Institutional Controls on or affecting the Property.
     3. Covenants. Borrower covenants and agrees that so long as the Borrower owns, manages, is in possession of, or otherwise controls the operation of the Property:
     (a) Borrower shall not install, use, generate, manufacture, store, treat, release or dispose of, nor permit the installation, use, generation, storage, treatment, release or disposal of, any Hazardous Substances (except Permitted Substances) on, under or about the Property, and all uses and operations on or of the Property, whether by Borrower or any other person or entity, shall be in compliance with all Environmental Laws and permits issued pursuant thereto;
     (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property;
     (c) there shall be no Hazardous Substances in, on, or under the Property (except Permitted Substances), nor shall Borrower permit the transportation of any Hazardous Substances to or across the Property, except in full accordance with the Environmental Laws and with permits issued pursuant thereto, if and to the extent required;
     (d) Borrower shall not make any change in the use or condition of the Property which (i) might lead to the presence on, under or about the Property of any Hazardous Substances which is not in accordance with any applicable Environmental Law, or (ii) would require, under any applicable Environmental Law, notice be given to or approval be obtained from any governmental agency in the event of a transfer of ownership or control of the Property, in each case without the prior written consent of Lender;
     (e) Borrower shall keep the Property free and clear of all Environmental Liens;

     (f) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities that may be conducted by Lender pursuant to Sections 5 and 6 hereof, including providing all relevant information and making knowledgeable persons available for interviews;
     (g) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any written request of Lender after Lender has reason to believe this Indemnity has been violated (including sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas, and the preparation of any O&M Plan), and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof;
     (h) Borrower shall, at its sole cost and expense, comply with all written requests of Lender to (i) effectuate Remediation of any environmental condition relating to the Property (including a Release of a Hazardous Substance or the correction of any conditions identified in any O&M Plan) in, on, under or from the Property, (ii) comply with any Environmental Law, (iii) comply with any directive from any governmental authority relating to the environmental condition of the Property, and (iv) take any other action necessary or appropriate for protection of human health or the environment;
     (i) Borrower shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property, including install or permit the installation of any fuel tanks, whether above ground or below ground, on the Property;
     (j) Borrower shall immediately notify Lender in writing promptly after it has become aware of (i) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property that are required to be reported to a governmental authority under any Environmental Law, (ii) any actual Environmental Lien affecting the Property, (iii) any required Remediation of environmental conditions relating to the Property, and (iv) any written or oral notice or other communication of which Borrower becomes aware from any source whatsoever (including any governmental entity) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or threatened administrative or judicial proceedings in connection with anything referred to in this Indemnity;
     (k) Borrower shall not allow any Institutional Control on or to affect the Property; and

     (l) Borrower shall take all acts necessary to preserve its status, if applicable, as an “innocent landowner,” “contiguous property owner,” or “prospective purchaser” as to the Property and as those terms are defined in CERCLA; provided, however, that this covenant does not limit or modify any of Borrower’s other duties or obligations under this Indemnity.
     4. Notices. Each Indemnitor shall provide Lender with prompt written notices of: (a) any proceeding or inquiry by any governmental or nongovernmental entity or person with respect to a Hazardous Substance Activity or the presence of any Hazardous Substance on, under, from or about the Property, or the migration of such Hazardous Substance from or to any other property, (b) all claims made or threatened by any third party against Indemnitor or the Property, or any other owner, tenant, or operator of the Property relating to any Environmental Laws, loss or injury resulting from any Hazardous Substance or Hazardous Substance Activity, and (c) any Indemnitor’s discovery of any occurrence or condition on any real property adjoining or surrounding the Property that could cause the Property, or any portion thereof, to be subject to any investigation or cleanup of the Property pursuant to any Environmental Law, or that could result in Borrower or any Indemnitor becoming liable for any cost related to any investigation or cleanup of such Property. Borrower shall submit to Lender, upon Lender’s written request, copies of any reports or documentation relating to the installation, use, generation, storage, treatment, release or disposal of, or transportation of, any Hazardous Substances on, under or about the Property.
     5. License. Borrower grants to Lender and its employees, agents, consultants and contractors, an irrevocable license and authorization to enter upon the Property (upon reasonable prior notice) and inspect the Property, and perform such tests (including soils and subsurface testing) as Lender in its discretion deems necessary or desirable for the purpose of determining or verifying the presence or absence of Hazardous Substances on, under or about the Property, and verifying compliance with this Indemnity by Borrower and the tenants and occupants of the Property. Lender agrees not to undertake such inspections and tests unless Lender has a good faith belief, based upon the receipt of information from an outside source, that Hazardous Substances may be present on, under or about the Property, or that a violation of the Environmental Laws may have occurred. If Lender discovers the presence of any Hazardous Substances which have knowingly or intentionally not been revealed by Indemnitor, then Indemnitor shall pay Lender’s actual costs for such inspections and tests, upon demand. Lender shall be authorized, but shall not be required by Indemnitor, to release any information obtained through its inspections and testing to any governmental agency or authority which may demand the same. Lender shall defend and indemnify Borrower against any losses, costs, expenses or liabilities incurred by Borrower as the result of any intentional act or gross negligence committed by Lender or its authorized agents or employees as a result of any activities of Lender or such employees or agents on or about the Property and pursuant to this Indemnity.
     6. Remedial Work. Borrower shall promptly perform all necessary remedial work in response to the presence of any Hazardous Substances on the Property, any violation of any Environmental Laws, or any claims or requirements made by any governmental agency or authority. All such work shall be conducted by licensed and reputable contractors pursuant to written plans approved by the agency or authority in question (if applicable), under proper permits and licenses (if applicable) with such insurance coverage as is customarily maintained by prudent property owners in similar situations. If the cost of the work exceeds $100,000, then Lender shall have the right of prior approval over the environmental contractor and plans, which shall not be unreasonably withheld or delayed. All costs and expenses of the remedial work shall be promptly paid by Indemnitor. In the event Borrower fails to undertake the remedial work, or fails to complete the same within a reasonable time period after the same is undertaken, and if Lender is of the good faith opinion that Lender’s security in the Property is jeopardized thereby, then Lender shall have the right to undertake or complete the remedial work itself. In such event all costs of Lender in doing so, including all fees and expenses of environmental consultants, engineers, attorneys, accountants and other professional advisors, shall become a part of the Loan described above and shall be due and payable from Indemnitor upon demand. Such amount shall be secured by the Loan Documents, and failure to pay the same shall be an event of default under the Loan Documents. In the event any Hazardous Substances are removed from the Property, either by Borrower or Lender, the number assigned by the United States Environmental Protection Agency to such Hazardous Substances shall be solely in the name of Borrower, and Borrower shall have any and all liability for such removed Hazardous Substances.
     7. Indemnity Agreement. Each Indemnitor, jointly and severally, agrees to defend, indemnify, and hold Lender and the other Indemnified Parties harmless from and against any and all Losses which may occur as a result of any Hazardous Substance Activity, other than Hazardous Substance Activity which exists or is undertaken in full compliance with any and all Environmental Laws. Notwithstanding the foregoing, if Lender, its nominee, designee or affiliate acquires title to the Property through a foreclosure, trustee’s sale or deed in lieu of foreclosure (each, a “Foreclosure Acquisition”), Borrower shall not be liable under this Indemnity for Losses attributable to Hazardous Substance Activity by any party other than Borrower or its affiliates first occurring after the date of the Foreclosure Acquisition (“Foreclosure Acquisition Date”) provided such Hazardous Substance Activity is unrelated to any event, activity or condition that existed prior to the Foreclosure Acquisition Date.
     8. Independent Liability. The obligations of each Indemnitor under this Indemnity are independent of, and shall not be measured or affected by (a) any amounts at any time owing under the Loan or secured by any of the Loan Documents, (b) the sufficiency or insufficiency of any collateral (including the Property) given to Lender to secure repayment of the Loan, (c) the consideration given by Lender or any other party in order to acquire the Property, or any portion thereof, if Lender has acquired title to or any interest in the Property, (d) the modification, expiration or termination of the Note or any other Loan Document, (e) the discharge or repayment in full of the Loan (including by amounts paid or credit bid at a foreclosure sale or by discharge in connection with a deed in lieu of foreclosure), or (f) any indemnity contained in any of the Loan Documents which is similar or in addition hereto.
     9. Survival of Obligations. Each Indemnitor’s obligations hereunder shall survive Borrower’s payment of the Debt and the subsequent sale or other transfer of the Property. The rights of Lender under this Indemnity shall be in addition to any other rights and remedies of Lender against each Indemnitor under any other document or instrument now or hereafter executed by such Indemnitor, or at law or in equity (including any right of reimbursement or contribution pursuant to CERCLA), and shall not in any way be deemed a waiver of any such rights. Indemnitor agrees that it shall have no right of contribution (including any right of contribution under CERCLA) or subrogation against Lender or any other party unless and until all obligations of Indemnitor hereunder have been satisfied and the Debt is repaid in full. Each Indemnitor further agrees that, to the extent that the waiver of its rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation or contribution of Indemnitor shall be junior and subordinate to the rights of Lender against Indemnitor hereunder.
     10. Payment of Obligations. Except as may otherwise be set forth herein, all obligations of Borrower hereunder shall be deemed a part of the Debt and the repayment of such obligations shall be secured by the same security that exists with respect to the Debt. All such obligations shall be payable on demand, and any amount due and payable hereunder to Lender by any Indemnitor which is not paid within thirty (30) days after written demand therefor from Lender, with an explanation of the amounts demanded, shall bear interest from the date of such demand at the Default Rate set forth in the Note. If Indemnitor consists of more than one person or entity, then the obligations and liabilities of each person or entity shall be joint and several.
     11. Payment of Costs. Indemnitor shall pay to Lender all costs and expenses (including the fees and disbursements of Lender’s outside legal counsel, engineers, consultants and environmental specialists and the charges of Lender’s in-house legal counsel, engineers, consultants and environmental specialists) incurred by Lender in connection with this Indemnity or the enforcement hereof.
     12. Successors and Assigns. This Indemnity shall be binding upon each Indemnitor, its successors and assigns, and shall inure to the benefit of and shall be enforceable by Lender and the Indemnified Parties, and their respective successors, endorsees and assigns.
     13. Governing Law/Jurisdiction and Venue. This Indemnity shall be governed by and construed in accordance with the laws of jurisdiction in which the real property collateral for the Loan is located without regard to the conflicts of law provisions thereof (“Governing State”). EACH INDEMNITOR HEREBY CONSENTS TO PERSONAL JURISDICTION IN THE GOVERNING STATE. VENUE OF ANY ACTION BROUGHT TO ENFORCE THIS INDEMNITY OR ANY OTHER LOAN DOCUMENT OR ANY ACTION RELATING TO THE LOAN OR THE RELATIONSHIPS CREATED BY OR UNDER THE LOAN DOCUMENTS (“ACTION”) SHALL, AT THE ELECTION OF LENDER, BE IN (AND IF ANY ACTION IS ORIGINALLY BROUGHT IN ANOTHER VENUE, THE ACTION SHALL AT THE ELECTION OF LENDER BE TRANSFERRED TO) A STATE OR FEDERAL COURT OF APPROPRIATE JURISDICTION LOCATED IN THE GOVERNING STATE. INDEMNITOR HEREBY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF THE GOVERNING STATE AND OF FEDERAL COURTS LOCATED IN THE GOVERNING STATE IN CONNECTION WITH ANY ACTION AND HEREBY WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH STATE FOR PURPOSES OF ANY ACTION. Each Indemnitor hereby waives and agrees not to assert, as a defense to any Action or a motion to transfer venue of any Action, (a) any claim that it is not subject to such jurisdiction, (b) any claim that any Action may not be brought against it or is not maintainable in those courts or that this Indemnity may not be enforced in or by those courts, or that it is exempt or immune from execution, (c) that the Action is brought in an inconvenient forum, or (d) that the venue for the Action is in any way improper.

     14. Severability. Every provision of this Indemnity is intended to be severable. If any provision of this Indemnity or the application of any provision hereof to any third party or circumstance is declared to be illegal, invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction, such invalidity shall not affect the balance of the terms and provisions hereof or the application of the provision in question to any other party or circumstance, all of which shall continue in full force and effect.
     15. Waivers. No failure or delay on the part of Lender to exercise any power, right or privilege under this Indemnity shall impair any such power, right or privilege, or be construed to be a waiver of any default or an acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No provision of this Indemnity, including this Section, may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and the parties hereby: (a) expressly agree that it shall not be reasonable for any of them to rely on any alleged, non-written amendment to this Indemnity; (b) irrevocably waive any and all right to enforce any alleged, non-written amendment to this Indemnity; and (c) expressly agree that it shall be beyond the scope of authority (apparent or otherwise) for any of their respective agents to agree to any non-written modification of this Indemnity.
     16. Notices. All notices or other communications required to be given hereunder shall be given by the parties in the manner set forth in the (a) Security Instrument in the case of Lender and Borrower, and (b) the respective Guaranty in the case of any Co-Indemnitor.
     17. No Waiver. Notwithstanding any provision herein or in the Loan Documents, or any rights or remedies granted by the Loan Documents, Lender does not waive and expressly reserves all rights and benefits now or hereafter accruing to Lender under the “security interest” or “secured creditor” exception under applicable Environmental Laws, as the same may be amended. No action taken by Lender pursuant to the Loan Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under the “security interest exception.”
     18. Miscellaneous. The following provisions are additional terms of this Indemnity:
     (a) Lender may take or release other security for the payment of the Debt, may release any party primarily or secondarily liable therefor, and may apply any other security held by it to the reduction or satisfaction of the Debt, without prejudice to any of its rights under this Indemnity.
     (b) No waiver by Lender of any default shall operate as a waiver of any other default or of the same default on a future occasion.
     (c) All rights and remedies of Lender are cumulative and may be exercised successively or concurrently, and shall inure to the benefit of Lender’s successors and assigns.
     (d) All obligations of each of the Indemnitors shall bind its heirs, executors, administrators, trustees, custodians, successors and assigns.

     19. Definitions; Rules of Construction.
           (a) Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Indemnity may be used interchangeably in singular or plural form and the word “Borrower” shall mean individually and collectively, jointly and severally, each Borrower (if more than one) and any subsequent owner or owners of the Property or any part thereof or any interest therein and Borrower in its capacity as debtor-in-possession after the commencement of a proceeding under the United States Bankruptcy Code; “Indemnitor” shall mean individually and collectively, jointly and severally, each Indemnitor; “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument,” the word “person” shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender (a) in protecting its interest in the Property and the leases and the rents arising thereunder, (b) relating to or arising out of any lawsuit or proceeding brought by or against Lender in any court or other forum (including actions or proceedings brought by or on behalf of Borrower’s bankruptcy estate or any guarantor or indemnitor), or (c) in enforcing its rights under this Indemnity.
           (b) The following rules of construction shall be applicable for all purposes of this Indemnity and all documents or instruments supplemental hereto, unless the context otherwise clearly requires:
(i)	The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without being limited to”;

(ii)	any pronoun used herein shall be deemed to cover all genders, and words importing the singular number shall mean and include the plural number, and vice versa;

(iii)	all captions to the Sections hereof are used for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect, this Indemnity;

(iv)	the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”;

(v)	the words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Indemnity refer to this Indemnity as a whole and not to any particular provision or section of this Indemnity;

(vi)	an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Lender;

(vii)	No inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion hereof or any other Loan Document;

(viii)	Any capitalized term used herein that is defined in any other Loan Document and not otherwise defined herein shall have the same meaning when used in this Indemnity; and

(ix)	Wherever Lender’s judgment, consent, approval or discretion is required under this Indemnity for any matter or thing or Lender shall have an option, election, or right of determination or any other power to decide any matter relating to the terms and conditions of this Indemnity, including any right to determine that something is satisfactory or not (“Decision Power”), such Decision Power shall be exercised in the sole and absolute discretion of Lender unless otherwise expressly stated to be reasonably exercised. Such Decision Power and each other power granted to Lender upon this Indemnity or any other Loan Document may be exercised by Lender or by any authorized agent of Lender (including any servicer and/or attorney-in-fact), and Borrower hereby expressly agrees to recognize the exercise of such Decision Power by such authorized agent.
     20. Counterparts. This Indemnity may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one in the same agreement.
     21. WAIVER OF JURY TRIAL. TO THE EXTENT NOW OR HEREAFTER PERMITTED BY APPLICABLE LAW, EACH INDEMNITOR AND LENDER EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS INDEMNITY, THE SECURITY INSTRUMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH INDEMNITOR AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH INDEMNITOR AND LENDER EACH ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH OTHER.
     22. Local Law Provisions. In the event of any inconsistencies between the terms and conditions of this Section and any other terms and conditions of this Indemnity (other than the terms and conditions of Section 23), the terms and conditions of this Section shall be binding.

     22.1 Waiver of Jury Trial. EACH INDEMNITOR AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION-BASED ON THE LOAN OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THE LOAN, THIS INDEMNITY, THE NOTE, THE SECURITY INSTRUMENT, OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN), OR ACTION OF ANY INDEMNITOR OR LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER’S MAKING OF THE LOAN.
     23. Additional Provisions. In the event of any inconsistencies between the terms and conditions of this Section and any other terms and conditions of this Indemnity, the terms and conditions of this Section shall be binding.
NONE.
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     IN WITNESS WHEREOF, this Environmental Indemnity Agreement is executed effective as of the day and year first written above.

Borrower:	TNP SRT MORENO MARKETPLACE, LLC, a Delaware limited liability company
	By:	/s/ Wendy Worcester
		Name:	Wendy Worcester
Title:

[Signatures Continued on Next Page]

Co-Indemnitor(s):	TNP STRATEGIC RETAIL TRUST, INC., a Maryland corporation
	By:	/s/ Wendy Worcester
		Name:	Wendy Worcester
		Title:	Chief Financial Officer, Treasurer and Secretary

[Signatures Continued on Next Page]

/s/ John Skeffington
JOHN SKEFFINGTON

/s/ William Skeffington
WILLIAM SKEFFINGTON

MORENO RETAIL PARTNERS, LLC, a California limited liability company
By:	/s/ John Skeffington
	Name:	John Skeffington
Title:

[Signatures Continued on Next Page]

Lender:	KEYBANK NATIONAL ASSOCIATION, a national banking association
	By:	/s/ Christopher T. Neil
		Name:	Christopher T. Neil
		Title:	Senior Relationship Manager

Exhibit “A”
Environmental Indemnity Agreement
Legal Description
LOT 8, TOGETHER WITH THE SOUTHERLY 103.07 FEET OF LOT 1, IN BLOCK 132 OF MAP NO. 1 OF BEAR VALLEY AND ALESSANDRO COMPANY, AS PER MAP RECORDED IN BOOK 11 PAGE 10 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAN BERNARDINO COUNTY, CALIFORNIA.
SAID PROPERTY IS ALSO SHOWN AS PARCEL B OF LOT LINE ADJUSTMENT NO. 980, RECORDED ON FEBRUARY 27, 2007 INSTRUMENT NO. 2007-134113, IN THE OFFICIAL RECORDS OF RIVERSIDE COUNTY, CALIFORNIA.
APN: 486-250-024 and 486-250-025

Exhibit “B”
Environmental Indemnity Agreement
Exceptions to Representations and Warranties
[list; if none, state “None”]
None.